Exhibit 99.1

PRESS RELEASE

May 7, 2010

Nile Therapeutics Completes Dose Escalation in Ongoing Phase II Study

SAN MATEO, CA, May 7, 2010 -- Nile Therapeutics, Inc. (NASDAQ: NLTX), a company focused on the development of novel therapeutics for heart failure patients, today announced that it has completed the dose escalation stage of an ongoing Phase II study of CD-NP in patients with acute decompensated heart failure. Nile had previously announced that the study, NIL-CDNP-CT005, was expanded to permit additional dose exploration prior to proceeding to larger Phase II studies.

“Following a planned interim safety review with our Data Safety Monitoring Committee and discussion with our Scientific Advisory Board, we have reached our maximum tolerated dose in this population, and have identified two doses that appear to have an attractive safety and activity profile in acute heart failure patients,” said Dr. Hsiao D. Lieu, the VP of Clinical Research for Nile. “We plan to use the remaining cohorts in the CT005 study to expand the number of patients exposed at these doses and confirm safety prior to proceeding to our next Phase II study.”

“We are extremely pleased with the enrollment rate over the past several weeks, which has allowed us to reach our target dose levels ahead of our original schedule,” said Joshua A. Kazam, Nile’s CEO. “We feel that this is reflective of the enthusiasm our investigators have for the CD-NP program, and we are excited to continue progressing our clinical plan.”

To date, 52 of the approximately 75 patients intended for inclusion in the CT005 study have been enrolled. Full data from the study are expected in late 2010.

About Nile Therapeutics

Nile Therapeutics, Inc. is a clinical-stage biopharmaceutical company that develops innovative products for the treatment of cardiovascular disease and other areas of unmet medical needs. Nile is initially focusing its efforts on developing its lead compound, CD-NP, a novel rationally designed chimeric peptide in clinical studies for the treatment of heart failure, and CU-NP, a novel, rationally designed natriuretic peptide. A key component of the company’s strategy is to acquire the global rights to additional compounds to expand its portfolio. More information on Nile can be found at http://www.nilethera.com.

Contact:
Daron Evans
Chief Financial Officer
Nile Therapeutics, Inc.
+1-650-458-2670
info@nilethera.com

Safe Harbor Paragraph for Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding the timing, progress and anticipated results of the clinical development, regulatory processes, clinical trial timelines, anticipated benefits of CD-NP, Nile’s strategy, future operations, outlook, milestones, the timing and success of Nile’s product development, future financial position, future financial results, plans and objectives of management are forward-looking statements. Nile may not actually achieve these plans, intentions or expectations and Nile cautions investors not to place undue reliance on Nile’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements Nile makes. Various important factors that could cause actual results or events to differ materially from the forward-looking statements that Nile makes include Nile’s need to raise additional capital to fund its product development programs to completion, Nile’s reliance on third-party researchers to develop its product candidates, and its lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in greater detail in the reports Nile files with Securities and Exchange Commission, including those described under the caption "Risk Factors" in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 3, 2010. Nile is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.